UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2022

NiSource Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16189	35-2108964
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NI	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th ownership interest in a share of 6.50% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, liquidation preference $25,000 per share and a 1/1,000th ownership interest in a share of Series B-1 Preferred Stock, par value $0.01 per share, liquidation preference $0.01 per share	NI PR B	New York Stock Exchange
Series A Corporate Units	NIMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2022, NiSource Inc. (the “Company”) announced that Joe Hamrock, the Company’s President and Chief Executive Officer, will retire from his role as President and Chief Executive Officer and as a director, effective February 14, 2022. In addition, the Company also announced on January 27, 2022 that, as a result of a long-planned succession process, the Board of Directors (the “Board”) appointed Lloyd Yates as the Company’s President and Chief Executive Officer, effective February 14, 2022. Mr. Yates, who joined the Board in 2020, will continue to serve as a director. Following the transition, Mr. Hamrock will facilitate the CEO transition for a short time in a non-executive role, and then will retire from the Company.

Mr. Yates, 61, most recently served as Executive Vice President, Customer and Delivery Operations, and President, Carolinas Region, since 2014 at Duke Energy Corporation (“Duke Energy”), until his retirement in 2019. In that role, he was responsible for aligning customer-focused products and services to deliver a personalized end-to-end customer experience to position Duke Energy for long-term growth, as well as for the profit/loss, strategic direction and performance of Duke Energy’s regulated utilities in North Carolina and South Carolina. Previously, he served as Executive Vice President of Regulated Utilities at Duke Energy, overseeing Duke Energy’s utility operations in six states, federal government affairs, and environmental and energy policy at the state and federal levels, as well as Executive Vice President, Customer Operations, where he led the transmission, distribution, customer services, gas operations and grid modernization functions for millions of utility customers. He held various senior leadership roles at Progress Energy, Inc., prior to its merger with Duke Energy, from 2000 to 2012.

In connection with Mr. Yates’ appointment as President and Chief Executive Officer, Mr. Yates will receive an annual base salary of $1,000,000, a one-time cash bonus of $500,000, payment of relocation expenses and an annual incentive award under the Company’s short-term cash-based incentive program (“STI”) with a target payout of 115% of his annual base salary. Mr. Yates will also receive a long-term incentive grant under the Company’s long-term incentive program (“LTI”) with a grant date value of $4,500,000. This grant will be awarded as a combination of service-based restricted stock units (20%) and performance-based stock units (80%), each vesting during the first quarter of 2025, unless otherwise determined by the Compensation Committee. Vesting of the performance-based stock units is contingent on satisfaction of pre-determined performance criteria. The terms of these awards are consistent with the forms of restricted stock unit award agreement and performance share unit award agreement, which were previously filed as Exhibits 10.53 and 10.54, respectively, to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (“Form 10-K”).

Mr. Yates will also be entitled to participate in the Company’s benefit plans and the executive severance policy. In addition, it is anticipated that Mr. Yates and the Company will enter into a change in control and termination agreement that provides for a lump sum payment equal to three times his annual base salary and target incentive bonus compensation and 130% of COBRA continuation premiums due for the three-year period following termination. The forms of the executive severance policy and the change in control and termination agreement were previously filed as Exhibits 10.49 and 10.23, respectively, to the Form 10-K, and these programs are described in the Company’s definitive proxy statement, dated April 19, 2021.

Mr. Yates has no family relationships with any director or executive officer of the Company. There are no arrangements or understandings between Mr. Yates and any other persons pursuant to which he was selected as an officer of the Company, and Mr. Yates does not have any direct or indirect material interest in any transaction or proposed transaction involving the Company required to be reported under Item 404(a) of Regulation S-K.

On January 27, 2022, the Board appointed Sondra Barbour as a director of the Company, effective immediately. On January 27, 2022, the Board also appointed Cassandra Lee as a director of the Company, effective as of February 14, 2022. Each of Mses. Barbour and Lee will stand for election at the Company’s 2022 Annual Meeting of Stockholders. Mses. Barbour and Lee, respectively, will replace Dr. Carolyn Woo, whose retirement from the Board was previously announced and which is effective immediately, and Mr. Hamrock, whose retirement from the Board will be effective February 14, 2022. Each of Dr. Woo’s and Mr. Hamrock’s respective decisions to retire from the Board was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Board thanks Dr. Woo and Mr. Hamrock for their leadership and service to the Company.

Ms. Barbour, 59, retired as Executive Vice President, Information Systems & Global Solutions, of Lockheed Martin Corporation in 2016 and served in a transition role at Leidos Holdings until her retirement in 2017. Prior to that, Ms. Barbour was employed by Lockheed Martin beginning in 1986 and served in various leadership capacities there. She has extensive technology experience, notably in the design and development of large-scale information systems. From 2008 to 2013, she served as Senior Vice President, Enterprise Business Services and Chief Information Officer, heading all of Lockheed’s internal information technology operations, including protecting the company’s infrastructure and information from cyber threats. Prior to that role she served as Vice President, Corporate Shared Services and Vice President, Corporate Internal Audit providing oversight of supply chain activities, internal controls, and risk management. Ms. Barbour also serves as a director of AGCO Corporation and was previously a director for 3M Company until 2019, and a director for Perspecta Inc. until 2021.

Ms. Lee, 53, is the Chief Audit Executive at AT&T Inc., a leading provider of telecommunications, media and technology services globally, a position she has held since 2021. Ms. Lee has been employed by AT&T in various accounting and finance roles of increasing responsibility since joining the company in 1993, including as Senior Vice President and Chief Financial Officer, Network, Technology and Capital Management from 2018 to 2021, and as Vice President, Finance from 2016 to 2018. In her nearly three-decade tenure at AT&T, Ms. Lee has gained significant experience in retail operations, distribution strategy, global supply chain, mergers, acquisitions, and integration, capital management, network and other capacity planning, and shared services operations. Ms. Lee is a Certified Public Accountant and serves on the Board of Directors of Andretti Acquisition Corp., a special purpose acquisition company, where she chairs the Audit Committee.

There is no arrangement or understanding between Ms. Barbour and any other person, or Ms. Lee and any other person, pursuant to which each individual was selected as a director of the Company. Neither Ms. Barbour nor Ms. Lee has any direct or indirect material interest in any transaction or proposed transaction involving the Company required to be reported under Item 404(a) of Regulation S-K.

Consistent with the Company’s compensation practices for non-employee directors, each of Mses. Barbour and Lee will receive an annualized retainer of $255,000, consisting of $105,000 in cash and an award of restricted stock units valued at $150,000 at the time of the award. The form of restricted stock unit award agreement for non-employee directors was previously filed as Exhibit 10.43 to the Form 10-K.

Copies of the Company’s press releases, dated January 27, 2022, to announce the CEO transition and Mses. Barbour’s and Lee’s appointments are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release Announcing CEO Transition, dated January 27, 2022

99.2	Press Release Announcing Board Appointments, dated January 27, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NISOURCE INC.

January 27, 2022	By:	/s/ Kimberly S. Cuccia
Kimberly S. Cuccia
Interim General Counsel